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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our Firm in this Registration Sttement (Form N-2, File Nos. 333-108539 & 811-02201) 1838 Bond Debenture Trading Fund and to the use of our report dated April 11, 2003 on the financial statements and financial highlights of 1838 Bond Debenture Trading Fund. Such financial statements and financial highlights appear in the 2003 Annual Report to Stockholders which is incorporated by reference in the Statement of Additional Information in the Registration Statement.


                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 22, 2003